Exhibit 1.(3)(b)

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                       CORPORATE OWNED VARIABLE UNIVERSAL
                             LIFE INSURANCE CONTRACT
                         BROKER-DEALER SELLING AGREEMENT

         This Agreement,  dated  ____________________,  19____,  is by and among
_______________________________________________________            (individually
"Broker/Dealer")     and     ___________________________________________________
(individually "Insurance Agency"), (or collectively "Broker/Dealer,") Great-West Life & Annuity Insurance Company ("Insurer") and BenefitsCorp Equities, Inc., a registered Broker/Dealer ("Distributor").

         WHEREAS, This Agreement is entered to arrange for the distribution of certain corporate owned variable universal life insurance ("COLI VUL") contracts (the "Contracts"), issued by Insurer and underwritten by Distributor, through sales people who are licensed agents of the Insurance Agency and Registered Representatives of the Broker/Dealer (collectively referred to as "Registered Representatives").

         WHEREAS, Broker/Dealer hereby represents that it is, or is affiliated with an entity which is, registered as a Broker/Dealer with the Securities and Exchange Commission ("SEC") and which is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

         WHEREAS, Broker/Dealer is affiliated with Insurance Agency which is licensed as a life insurance agency under the insurance laws of the various states in which it operates.

         NOW THEREFORE, In consideration of the mutual promises and covenants contained in this Agreement, Insurer and Distributor appoint those persons who are Registered Representatives of Broker/Dealer and licensed agents of Insurance Agency to solicit and procure applications for the COLI VUL Contracts, which are or will be properly registered under the Securities Act of 1933, as amended and are offered in connection with a unit investment trust which is registered under the Investment Company Act of 1940, as amended. Broker/Dealer is authorized to offer and sell the Contracts subject to the following conditions:

A.       Scope of Appointment

         1. This appointment is not deemed to be exclusive in any manner and only extends to those jurisdictions in which the Contracts have been approved for sale and in which Broker/Dealer, Insurance Agency and their Registered Representatives are properly licensed and appointed.






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         2.       Applications  shall be  taken  only on the  application  forms supplied by Insurer. All completed applications, supporting documents and initial and subsequent payments are the sole property of Insurer and must be remitted immediately upon execution or payment to Insurer at such address as it may designate from time to time. All applications are subject to acceptance by Insurer in its sole discretion.

         3. Broker/Dealer agrees that it will not act as the collector of deposits, transfers, or rollovers from other insurance carriers, banks, trusts, savings institutions, or other financial institutions, or of other amounts to be deposited to the Contracts.

         4. Broker/Dealer further agrees that if, on occasion, it receives such deposits under the Contract, the full amount of such deposits shall be immediately remitted to Insurer without reduction.

B.       Registered Representatives

         1. Broker/Dealer is authorized to recommend Registered Representatives for appointment with Insurer to solicit sales of the Contracts. Further, Broker/Dealer warrants that each such person recommended for appointment is fully licensed under the applicable state insurance and securities laws and is a duly Registered Representative of Broker/Dealer.

         2. Broker/Dealer is responsible for such supervision of its Registered Representatives which will enable Broker/Dealer to ensure that its Registered Representatives are in compliance with applicable federal and state securities and insurance laws, rules, regulations and statements of policy promulgated thereunder as may apply to the Contracts. Broker/Dealer is responsible for conducting all background investigations which may be required by law or regulation and represents that its Registered Representatives have all the necessary licenses to transact business.

C.       Sales Materials

         1. Broker/Dealer shall cause its officers, employees and Registered Representatives not to use any sales material or information, including but not limited to written, audio, or video sales material, or offering documents, unless such material has been provided or approved in writing by Insurer or Distributor.






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         2.       Broker/Dealer   shall  cause  its   officers,   employees  and
                  Registered Representatives not to use any sales material or information, including but not limited to written, audio, or video sales material, or offering documents, unless such material has been approved in writing by the NASD, as required, if such materials were not provided by Insurer or Distributor and copies of such materials will be submitted to the Insurer and Distributor pursuant to Section C.1. above for their approval.

         3. In accordance with the requirements of law and regulations, Broker/Dealer shall maintain complete records indicating the manner, date and extent of distribution of any such solicitation material. Such records and material shall be made available to appropriate regulatory agencies as required by law or regulation. Broker/Dealer shall hold Insurer, Distributor and their affiliates and agents harmless from any liability arising from the use of any material which has not been specifically approved by Insurer, Distributor and/or NASD, as applicable, in writing, or which is used in a manner inconsistent with Insurer's or Distributor's approval.

         4. Broker/Dealer, its officers, employees, and Registered Representatives are not authorized to make any other representations concerning the Contracts except those contained in the then-current offering materials and/or sales materials issued and/or approved by Insurer or Distributor.

         5. Insurer and Distributor will use reasonable effort to provide to Broker/Dealer and its Registered Representatives information and marketing assistance, including reasonable quantities of advertising materials, sales literature, reports, and current offering documents for the Contracts. All material provided by Insurer or Distributor to Broker/Dealer under this Agreement shall remain property of Insurer or
                  Distributor and upon termination, any materials in the possession of Broker/Dealer or its Registered Representatives shall be returned promptly to Insurer or Distributor or at Insurer's or Distributor's request, shall be properly disposed.

D.       Broker/Dealer and Insurance Agency Compliance

         1. Broker/Dealer is a Broker/Dealer registered with the SEC and a member in good standing of the NASD and shall comply fully with the rules of conduct of the NASD and all other applicable laws, rules and regulation, including insurance laws, applicable to the transactions hereunder.

         2. Insurance Agency is properly registered and licensed in all jurisdictions in which the Contracts will be sold and shall comply fully with all laws, rules and regulations applicable to the transactions hereunder.





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         3.       Broker/Dealer  and/or  Insurance Agency shall establish forms, procedures, supervisory and inspection techniques necessary to supervise the activities of their Registered Representatives. Upon request by Distributor or Insurer, Broker/Dealer and/or Insurance Agency shall furnish appropriate records as are necessary to establish diligent supervision.

         4. In the event that Broker/Dealer uses an affiliated entity to satisfy the Broker/Dealer requirements pursuant to permission granted by a no-action letter issued by the SEC, such affiliated Broker/Dealer shall countersign this Agreement and shall be bound hereby and a copy of such no action letter shall be attached to this Agreement as an Exhibit.

E.       Recordkeeping

         1. Broker/Dealer is responsible for preparation and maintenance of full and accurate records of the business transacted by its Registered Representatives under this Agreement. Insurer and Distributor shall have the right to examine Broker/Dealer's records at reasonable times.

F.       Commissions

         1. Insurer shall pay commissions to Distributor for the sales of the Contracts as defined therein. Distributor will pay a commission to Broker/Dealer for those sales of the Contract procured by Broker/Dealer as described in Exhibit A.

         2. Broker/Dealer shall not be entitled to an agrees to return to Distributor any commissions paid in connection with the Contracts if a Contract owner elects to terminate the Contract in accordance with any Free-Look Provision, if any or under any other applicable state or federal law or regulation or NASD rule or policy.

G.       Indemnification

         1. Broker/Dealer agrees to hold harmless and indemnify Distributor and Insurer and their respective officers, directors, agents and affiliates from any and all claims, direct or indirect liabilities, losses and expenses which any such party may incur (including attorney's fees) resulting from:

                  (a)     requests,   directions,  actions  or  initiations  of
                           Broker/Dealer and/or its officers, employees, or Registered Representatives, or






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                  (b)      Any  alleged  true  or  untrue   statement   made  by
                           Broker/Dealer, its officers, employees, or Registered Representatives, unless such statement is contained in the offering or sales materials provided by Distributor or Issuer for the Contract, or

                  (c)      The   failure   of   Broker/Dealer,   its   officers,
                           employees, or Registered Representatives to comply with any provision of this Agreement, or

                  (d) Any negligent, intentional or fraudulent act, omission or error of Broker/Dealer, its officers, employees or Registered Representatives relating to the solicitation, sale or servicing of the Contract, or

                  (e) Any violation of any federal or state law, regulation, or ruling, or of any violation of any other applicable rules or regulation arising from an act or error of Broker/Dealer, its officers, employees or Registered Representatives.

         2. Insurer and Distributor agree to hold harmless and indemnify Broker/Dealer and its Registered Representatives from any and all claims, direct or indirect liabilities, losses and expenses which any such party may incur (including attorney's fees) resulting from:

                  (a) Any negligent, intentional or fraudulent act, omission, or error of Insurer or Distributor, their officers, employees or affiliates in the solicitation or servicing of the Contract, or

                  (b) Any act or error of Insurer or Distributor, their officers, employees or affiliates which is in violation of any federal or state law, regulation, or ruling or of any violation of any other applicable rules or regulation.

                  (c) Any false or materially misleading statement or omission in any Contract prospectus or registration statement, if Broker/Dealer relied upon such statement or omission and such statement or omission is the basis of the Broker/Dealer's liability.






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H.       Fidelity Bond

         1. Broker/Dealer represents that all its directors, officers, employees and Registered Representatives who are licensed or appointed pursuant to this Agreement are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcations, issued by a reputable bonding company. This bond shall be maintained at Broker/Dealer's expense. Such bond shall be at least equivalent to the minimum coverage required under the NASD Rules, and will be endorsed, as necessary, to extend coverage to variable contract transactions. Broker/Dealer acknowledges that, from time to time, Insurer may require evidence that such coverage is in force and Broker/Dealer shall promptly give notice to Insurer of any notice of cancellation or change of coverage.

         2. Broker/Dealer assigns any proceeds received from the fidelity bond company to Insurer or Distributor, as applicable, to the extent of Insurer's or Distributor's loss caused by activities covered by the bond. If there is any deficiency, Broker/Dealer shall pay Insurer or Distributor, as applicable, that amount promptly on demand and Broker/Dealer indemnifies and holds harmless Insurer and/or Distributor from any deficiency and from the costs of collection.

I.       Limitation of Authority

         1. The Contract forms are the sole property of Insurer. No person other than Insurer has the authority to make, alter or discharge any policy, contract, certificate, supplemental contract or form issued by Insurer. Insurer may make such changes as it deems advisable in the conduct of its business or discontinue at any time issuing any of its forms or contracts and no liability to the Broker/Dealer will attach to Insurer or Distributor by reason of Insurer so doing.

         2. No person other than Insurer has the right to waive any provision with respect to the Contract.

         3. No person other than Insurer or Distributor, as applicable, has the authority to enter any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Insurer or Distributor.






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J.       Cooperation

         1. Broker/Dealer agrees to notify Insurer and Distributor promptly of any change of address or of any written complaint by any Contract owner, state insurance department, or other regulatory or oversight agency, litigation or other legal proceeding, whether criminal or civil, with respect to the Contract(s), brought against it, its officers, employees or Registered Representatives, by any person, including regulatory agencies of any state or the federal government.

         2. Insurer and Distributor will notify Broker/Dealer promptly of any written complaint by any Contract owner, state insurance department, or other regulatory or oversight agency, litigation or other legal proceeding, whether criminal or civil, with respect to the Contract(s), brought against them, their officers, employees or affiliates, by any person, including regulatory agencies of any state or the federal government.

         3. Broker/Dealer, its directors, officers, employees and Registered Representatives shall cooperate with Insurer and Distributor in the investigation and settlement of any or all claims against Broker/Dealer, its officers, directors, employees and Registered Representatives relating to the solicitation or sale of Contracts under this Agreement. Broker/Dealer shall promptly forward to Insurer and Distributor any notice or other relevant information which may come into Broker/Dealer's possession.

K.       General Provisions

         1. Failure of any of the parties to insist upon strict compliance with any of the obligations of another party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance.

         2.       Broker/Dealer   and   its   Registered   Representatives   are
                  independent contractors and not employees of or subsidiaries of or affiliated with Distributor or Insurer.

         3. No assignment of this Agreement or of any commissions or any other payments under this Agreement shall be valid without the prior written consent of Insurer and/or Distributor.

         4. Any notice pursuant to this Agreement shall be mailed, postage paid, to the address listed on the last page of this Agreement unless changed in writing by the applicable party.






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         5.       To the  extent  this  Agreement  may be in  conflict  with any
                  applicable  law  or  regulation,   this  Agreement   shall  be
                  construed in a manner not inconsistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

         6. This agreement may be amended in writing signed by all parties to this Agreement, except that this Agreement may be amended by notification from Insurer or Distributor and applications submitted by Broker/Dealer or its Registered Representatives following such notification shall be deemed to be an acceptance of such amendments.

         7. This Agreement may be terminated immediately by any party upon written notice.

         8. This Agreement shall be construed in accordance with the laws of the State of Colorado.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.


BROKER/DEALER


-----------------------------                  --------------------------------

Address:                                       Address:

-----------------------------                  --------------------------------

-----------------------------                  --------------------------------

By: _________________________                  By: ____________________________

Name: _______________________                  Name: __________________________

Title: ______________________                  Title: _________________________

Date: _______________________                  Date: __________________________







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Great-West Life & Annuity                        BenefitsCorp Equities, Inc.
Insurance Company                                8515 E. Orchard Road
8515 E. Orchard Road                             Englewood, CO 80111
Englewood, CO 80111

By: __________________________                   By: __________________________

Name: ________________________                   Name: ________________________

Title: _______________________                   Title: _______________________

Date: ________________________                   Date: ________________________






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